Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS   RELEASE

ZAZA ENERGY ANNOUNCES EQUITY RAISE OF $2.5 MILLION

HOUSTON, TX APRIL 30, 2015 ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) today announced that the Company has closed on a definitive agreement with an institutional investor for a cash financing of $2.5 million in gross proceeds.

Under the terms of the agreement, ZaZa has issued shares of its newly designated Series A 5% Convertible Preferred Stock in a private placement (the “Preferred Stock”).  The Preferred Stock has a total liquidation preference of $2.5 million and is convertible, at the option of the holder, into 2,500,000 shares of common stock, subject to anti-dilution protections customary for this type of transaction.  The agreement also provides for the issuance by the Company of warrants to purchase up to 1,875,000 shares of the Company’s common stock with an initial exercise price of $2.25, subject to anti-dilution price protections customary for this type of transaction.  Each warrant will be exercisable into one share of ZaZa common stock, for a period of five years beginning six months after the close of the transaction.

Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and upon exercise of the warrants.  However, exercise of the warrants will be restricted for a period of six months.

ZaZa has a significant drilling inventory in the liquids rich area of East Texas through an approximate 150,000 gross acre AMI with EOG Resources.  The Company intends to use the proceeds from the transaction to drill and develop its Buda-Rose ‘stack-and-frack’ wells, execute workovers for production enhancement in existing wells, and for working capital.

Northland Capital Markets served as the exclusive placement agent on the transaction. “Northland Capital Markets” is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The shares of Preferred Stock and the warrants were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder and have not been registered under the Securities Act of 1933, as amended, or any state securities law.  The Preferred Stock and the warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This transaction description is not exhaustive of all terms and conditions.  A more complete description of the terms and conditions of the financing is available in the Form 8-K, which has been filed by the Company with the Securities and Exchange Commission (the “SEC”).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

713-595-1900 (OFFICE)    •    713-595-1919 (FAX)    •    WWW.ZAZAENERGY.COM

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is an independent oil and natural gas exploration, production and development company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, our registered public accounting firm expressing doubt about our ability to continue as a going concern and our ability to maintain sufficient liquidity and continue as a going concern; requirements to repurchase our 10.00% Senior Secured Notes due 2017 or our 9.00% Convertible Senior Notes due 2017; our substantial level of indebtedness; fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids; our ability to raise necessary capital in the future; ;; problems with our joint ventures or joint venture partners;; exploratory risks associated with new or emerging oil and gas formations; risks associated with drilling and operating wells; inaccuracies and limitations inherent in estimates of oil and gas reserves; our ability to replace oil and gas reserves and any other factors or risks listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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Source: ZaZa Energy Corporation

Ted Wicks,713-595-1900

Vice President, Capital Markets

or

Jay Morakis, 212-266-0191
Investor Relations
jay.morakis@zazaenergy.com